UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 641-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2015, Intersect ENT’s Board of Directors appointed each of Kieran T. Gallahue and W. Anthony Vernon to our Board of Directors, to serve until the next annual meeting of our Stockholders. Mr. Gallahue will serve as lead director and as a member of our audit committee. Mr. Vernon will serve as chair of our nominating and corporate governance committee. Mr. Gallahue and Mr. Vernon will receive compensation pursuant to our Non-Employee Director Compensation Policy, attached hereto as Exhibit 10.1 and incorporated by reference here.

On April 8, 2015, Casper L. de Clercq notified us of his decision not to stand for re-election to our Board of Directors when his current term expires at our 2015 annual meeting of stockholders. Mr. de Clercq will continue to serve as a member of our Board of Directors until our 2015 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.
Dated: April 10, 2015

	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy